                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)  OF
                        THE SECURITIES EXCHANGE ACT OF 1934

                                   April 29, 1999
                                  ----------------

                  Date of Report (Date of earliest event reported)

                              VALENCE TECHNOLOGY, INC.
                                  ----------------

               (Exact name of registrant as specified in its charter)


         DELAWARE                    0-20028                     77-0214673
     ----------------            ----------------              ---------------
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation               File Number)             Identification No.)


                                 301 CONESTOGA WAY
                                HENDERSON, NV 89015
                                  ----------------

                      (Address of principal executive offices)

                                   (702) 558-1000
                                  ----------------

                (Registrant's telephone number, including area code)

ITEM 5   OTHER EVENTS

     Valence Technology, Inc. was sued in May 1994 in a class action lawsuit by a class of persons who purchased its common stock between May 7, 1992 and August 10, 1994. The complaint alleged violations of the federal securities laws against Valence and certain others, claiming that Valence issued a series of false and misleading statements, including in filings with the Securities and Exchange Commission, with regard to business and future prospects. The United States District Court for the Northern District of California granted summary judgment in favor of Valence in November 1997 on the grounds that the statute of limitations had expired. The plaintiffs appealed the ruling to the United States Court of Appeals for the Ninth Circuit.

     On April 29, 1999, the United States Court of Appeals for the Ninth Circuit reversed the District Court's decision with respect to the grant of summary judgment in favor of Valence and remanded the case back to the District Court. Although Valence continues to believe that it has meritorious defenses in this lawsuit, if it is resolved unfavorably to Valence it could have a material adverse effect on its financial condition and results of operations.


                                          2.

                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               VALENCE TECHNOLOGY, INC.

Date:  May 5, 1999

                               By: /s/ Lev Dawson
                                  -------------------------------
                                   Lev Dawson
                                   Chief Executive Officer and President


                                          3.